Exhibit 99.1

Vanda Pharmaceuticals’ VEC-162 Demonstrates Positive Results in a Phase III
Transient Insomnia Clinical Trial

VEC-162 Demonstrates Statistically Significant Improvement vs.
Placebo in Measures of Sleep Onset and Sleep Maintenance

Validates Unique Mechanism of Action and Positioning for
Unmet Medical Needs

          ROCKVILLE, Md., Nov. 15 /PRNewswire-FirstCall/ -- Vanda Pharmaceuticals Inc. (Nasdaq: VNDA), a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders, today announced positive top-line results from the company’s Phase III clinical trial evaluating VEC-162, a balanced melatonin receptor agonist, in transient insomnia.  VEC-162 demonstrated statistically significant improvements at all three tested doses compared to placebo (p<0.001) in the primary endpoint of the trial, Latency to Persistent Sleep (LPS), a measure of sleep onset.  VEC-162 also produced statistically significant improvements relative to placebo in Latency to Non-Awake (LNA), another measure of sleep onset, Wake After Sleep Onset (WASO), a measure of sleep maintenance, and Total Sleep Time (TST).  VEC-162 was also demonstrated to be safe and well-tolerated.

          The Phase III trial was a randomized, double-blind, placebo-controlled, multi-center study that enrolled 412 adults in a sleep laboratory setting using a phase-advance, first-night assessment model of induced transient insomnia.  The trial examined VEC-162 dosed 30 minutes before bedtime at 20, 50 and 100 mg versus placebo.

          VEC-162 achieved statistically significant results in multiple endpoints captured using polysomnography (PSG) including:

*	Latency to Persistent Sleep (LPS): Improvement compared with placebo of 21.5 (p<0.001), 26.3 (p<0.001), and 22.8 (p<0.001) minutes at 20, 50, and 100 mg respectively.

*	Latency to Non-Awake (LNA): Improvement compared with placebo of 11.1 (p<0.006), 14.3 (p<0.001), and 12.3 (p<0.002) minutes at 20, 50, and 100 mg respectively.

*	Wake After Sleep Onset (WASO): Improvement compared with placebo of 24.2 (p<0.02), 33.7 (p=0.001), and 17.5 (p=0.081) minutes at 20, 50, and 100 mg respectively.

*	Total Sleep Time (TST): Improvement compared with placebo of 33.7 (p<0.002), 47.9 (p<0.001) and 29.6 (p<0.005) minutes at 20, 50, and 100 mg respectively.

          The trial also demonstrated that VEC-162 was well-tolerated.

          “We are extremely pleased with the positive results of this Phase III clinical trial,” stated Paolo Baroldi, M.D., Ph.D., Senior Vice President and Chief Medical Officer of Vanda.  “This study demonstrates VEC-162’s ability to induce and maintain sleep.  Also because VEC-162 is a balanced melatonin receptor agonist that works through the natural sleep/wake cycle, it appears to lack the side effects associated with hypnotics and sedatives and should not be scheduled as a controlled substance.”

          Mihael Polymeropoulos, M.D., President and CEO of Vanda, added that “VEC- 162 may be an effective new treatment for sleep disorders in general, and also may be able to treat an important subset of sleep disorder patients for whom there is currently no available, effective drug treatment.  These patients have Circadian Rhythm Sleep Disorders, or CRSD.  CRSDs are sleep disorders arising from a misalignment of the circadian rhythm, where a person’s internal sleep/wake cycle does not match his or her desired sleep time.  Examples include shift worker sleep disorder, delayed sleep phase syndrome, and jet lag.  We believe VEC-162 is the only compound with a proven ability to modify the sleep/wake cycle and could be an important treatment for the large number of CRSD patients.”

          About Insomnia and Circadian Rhythm Sleep Disorders (CRSD)

          Approximately 70 million American adults experience insomnia of all types. Circadian Rhythm Sleep Disorders (CRSD), one type of insomnia, affect millions of Americans in a number of forms.  Shift Worker Sleep Disorder is a CRSD affecting the 14% of Americans who are shift workers.  According to the National Sleep Foundation (NSF) shift workers are more likely to suffer from sleep disorders than people who work during normal business hours.  Also according to the NSF, another CRSD, Delayed Sleep Phase Syndrome, is thought to affect 5-10% of patients in sleep disorder clinics and to account for 40% of disorders involving sleep-wake schedules.

          CONFERENCE CALL

          The company has scheduled a conference call for today, Wednesday, November 15, 2006 at 9:00 AM ET.  During the call, Mihael Polymeropoulos, M.D., President and CEO will discuss the results of this Phase III trial.  Investors can call 1-866-770-7129 (domestic) and 1-617-213-8067 (international) prior to the 9:00 AM start time and ask for the Vanda Pharmaceuticals conference call hosted by Dr. Polymeropoulos.  A replay of the call will be available on Wednesday, November 15, 2006, beginning at 10:30 AM ET and will be accessible until Wednesday, November 22, 2006, at 5:00 PM ET.  The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers.  The access number is 29965398.

          The conference call will be broadcast simultaneously on the company’s Web site, http://www.vandapharma.com.  Investors should click on the Investor Relations tab and are advised to go to the Web site at least 15 minutes early to register, download, and install any necessary audio software.  The call will also be archived on the Vanda Web site for a period of 30 days, through December 15, 2006.

          NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Vanda’s plans for its product candidates.  Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should,” and “could,” and similar expressions or words, identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, a failure of Vanda’s product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company’s products or to comply with ongoing regulatory requirements, a lack of acceptance of Vanda’s product candidates in the marketplace, a failure of the company to become or remain profitable, Vanda’s inability to obtain the capital necessary to fund its research and development activities, a loss of any of the company’s key scientists or management personnel, and other factors that are described in the “Risk Factors” section of Vanda’s report on Form 10-Q for its third quarter ended September 30, 2006.  No forward-looking statements can be guaranteed and actual results may differ materially from such statements.  The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

          ABOUT VANDA PHARMACEUTICALS INC.:

          Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders.  The company has three product candidates in clinical development.  Vanda’s lead product candidate, iloperidone, is a compound for the treatment of schizophrenia and bipolar disorder and is in Phase III for schizophrenia.  Vanda’s second product candidate, VEC-162, is a compound for the treatment of sleep and mood disorders which is currently in Phase III for insomnia.  Vanda’s third product candidate, VSF-173, is a compound for the treatment of excessive sleepiness and is ready for a Phase II clinical trial.  For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com.

SOURCE  Vanda Pharmaceuticals Inc.
           -0-                                                            11/15/2006
           /CONTACT:  Steven A. Shallcross, Senior Vice President & CFO of Vanda Pharmaceuticals Inc., +1-240-599-4500, steven.shallcross@vandapharma.com; or Daniel Budwick of BMC Communications Group, +1-212-477-9007 ext.14, dbudwick@bmccommunications.com, for Vanda Pharmaceuticals Inc./
           /Web site:  http://www.vandapharma.com /